EXHIBIT 11

                   GENTNER COMMUNICATIONS CORPORATION

            STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                             Three Months Ended      Six Months Ended
                                December 31,            December 31,
                           ---------------------   ---------------------
                               1995       1994         1995       1994
                           ---------- ----------   ---------- ----------
Primary:

Earnings:
  Net income (loss) . . .  $  173,633 $   17,522  $   325,258 $ (362,186)
  Assumed interest expense
   reduction on retirement
   of long-term liabilities      -          -            -          -
  Assumed interest income
   increase on purchase of
   investments . . . . . .       -          -            -          -
                           ---------- ----------   ---------- ----------
    Adjusted net income
     (loss). . . . . . . . $  173,633 $   17,522  $   325,258 $ (362,186)
                           ========== ==========   ========== ==========
Shares:
  Weighted average number
   of common shares
   outstanding . . .. . . . 7,659,864  7,338,375    7,617,022  7,338,375
  Assumed exercise of
   weighted number of
   options and warrants
   outstanding . . . . . .       -          -            -          -
  Assumed repurchase of
   common shares . . . . .       -          -            -          -
                           ---------- ----------   ---------- ----------
    Adjusted weighted
     average of common
     shares outstanding  .  7,659,864  7,338,375    7,617,022  7,338,375
                           ========== ==========   ========== ==========
    Primary Earnings
     (Loss) Per Share . . .     $0.02      $0.00        $0.04     ($0.05)
                           ========== ==========   ========== ==========

Fully Diluted:

Earnings:
  Net income (loss) . . .  $  173,633 $   17,522  $   325,258 $ (362,186)
  Assumed interest expense
   reduction on retirement
   of long-term liabilities    39,072     37,776       78,307     64,829
  Assumed interest income
   increase on purchase of
   investments . . . . . .     13,048     30,712       23,020     57,946
                           ---------- ----------   ---------- ----------
    Adjusted net income
     (loss). . . . . . . . $  225,753 $   86,010  $   426,585 $ (239,411)
                           ========== ==========   ========== ==========
Shares:
  Weighted average number
   of common shares
   outstanding . . . . . .  7,659,864  7,338,375    7,617,022  7,338,375
  Assumed exercise of
   weighted number of
   options and warrants
   outstanding . . . . . .  3,901,536  3,994,025    3,932,639  3,994,025
  Assumed repurchase of
   common shares . . . . . (1,532,475)(1,467,675)  (1,531,775)(1,467,675)
                           ---------- ----------   ---------- ----------
    Adjusted weighted
     average of common
     shares outstanding .  10,028,925  9,864,725   10,017,886  9,864,725
                           ========== ==========   ========== ==========
    Full Diluted Earnings
     (Loss) Per Share  . .      $0.02      $0.01        $0.04     ($0.02)
                           ========== ==========   ========== ==========